Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Incentive Compensation Plan of Archer-Daniels-Midland Company of our reports dated February 17, 2026, with respect to the consolidated financial statements of Archer-Daniels-Midland Company, and the effectiveness of internal control over financial reporting of Archer-Daniels-Midland Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

November 3, 2026